Exhibit 17(a)

GOLUB CAPITAL BDC, INC. 666 FIFTH AVENUE 18TH FLOOR NEW YORK, NY 10103 VOTE BY INTERNET - www.proxyvote.com or use your smartphone camera to scan the QR Barcode above and click on the link Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E60519-S82530 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY GOLUB CAPITAL BDC, INC. The Board of Directors recommends you vote FOR proposals 1, 2 and 3. For Against Abstain 1. To approve an amendment to the GBDC certificate of incorporation to increase the number of authorized shares of capital stock from 101,000,000 shares to 201,000,000 shares, consisting of 200,000,000 shares of GBDC common stock, par value $0.001 per share ("GBDC Common Stock"), and 1,000,000 shares of preferred stock, par value $0.001 per share (the "Certificate of Incorporation Amendment Proposal"). 2. Contingent upon approval of the Certificate of Incorporation Amendment Proposal, to approve the issuance of shares of GBDC Common Stock pursuant to the Agreement and Plan of Merger dated as of November 27, 2018 (as amended, the "Merger Agreement") by and among GBDC, Fifth Ave Subsidiary Inc., a wholly owned subsidiary of GBDC ("Merger Sub"), Golub Capital Investment Corporation, a Maryland corporation ("GCIC"), GC Advisors LLC ("GC Advisors"), and, for certain limited purposes, Golub Capital LLC (such proposal is referred to as the "Merger Stock Issuance Proposal"). Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 3. Contingent upon approval of each of the Certificate of Incorporation Amendment Proposal and the Merger Stock Issuance Proposal, to approve the amendment of the investment advisory agreement between GBDC and GC Advisors (as amended, the "New Investment Advisory Agreement") on the terms described in the accompanying proxy statement (such proposal is referred to as the "Advisory Agreement Amendment Proposal"). NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. E60520-S82530 GOLUB CAPITAL BDC, INC. Special Meeting of Stockholders September 4, 2019, 8:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints Joshua M. Levinson and Ross A. Teune, or any one of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of common stock of Golub Capital BDC, Inc. ("GBDC") which the undersigned is entitled to vote at the 2019 Special Meeting of Stockholders of GBDC ("Special Meeting") to be held at the offices of Golub Capital LLC, 666 Fifth Avenue, New York, NY 10103, on September 4, 2019 at 8:00 AM, Eastern Time, and at all adjournments thereof, as indicated on this proxy. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side